EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Travelers Companies, Inc.:

We consent to the incorporation by reference in the registration statements (SEC File No. 33-56987, No. 333-50943, No. 333-63114, No. 333-63118, No. 333-65726, No. 333-107698, No. 333-107699, No. 333-114135, No. 333-117726, No. 333-120998, No. 333-128026, No. 333-157091, No. 333-157092, No. 333-164972, No. 333-176002, and No. 333-196290) on Form S-8 and (SEC File No. 333-189434) on Form S-3 of The Travelers Companies, Inc. and subsidiaries of our reports dated February 13, 2014, except for Notes 1 Nature of Operations, 2, 6 and 7, and Schedule III as to which the date is September 10, 2014, with respect to the consolidated balance sheet of The Travelers Companies, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and all related financial statement schedules, which reports appear in The Travelers Companies, Inc. Form 8-K filed on September 10, 2014.

Our reports dated February 13, 2014, except for Notes 1 Nature of Operations, 2, 6 and 7, and Schedule III as to which the date is September 10, 2014, contain an explanatory paragraph that states that on June 10, 2014, the Company announced a realignment of its management team, effective July 1, 2014, that gave rise to a realignment of two of its three reportable business segments and subsequently reclassified its consolidated financial statements as of December 31, 2013 and 2012 and for each year in the three-year period ended December 31, 2013.  The reclassification of the consolidated financial statements in Notes 1 Nature of Operations, 2, 6 and 7, and Schedule III relates solely to the presentation of the segment specific disclosures on a basis consistent with the realigned segment reporting structure.

/s/ KPMG LLP
KPMG LLP

New York, New York
September 10, 2014